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                                                                EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Oasis Residential, Inc. on Form S-8 of our report dated June 14, 1996, on our audit of the financial statements and financial statement schedules of the Oasis Residential, Inc. 401(k) Retirement Plan as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 11-K.



                                                COOPERS & LYBRAND L.L.P.

San Francisco, California
June 26, 1996